Exhibit 99.1

Vishay Intertechnology Reports Fiscal First Quarter 2025 Results

Malvern, PA, May 7, 2025 – Vishay Intertechnology, Inc., (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive electronic components, today announced results for the fiscal first quarter ended March 29, 2025.

Highlights
•	1Q 2025 revenues of $715.2 million
•	Gross margin was 19.0% and included the negative impact of approximately 200 basis points related to the addition of Newport
•	1Q 2025 loss per share of ($0.03)
•	1Q 2025 book-to-bill of 1.08 with book-to-bill of 1.12 for semiconductors and 1.04 for passive components
•	Backlog at quarter end was 4.7 months

“Market signals, which continued from the fourth quarter, indicate that much of the channel inventory that overhung the market has normalized. We executed well during the first quarter on our strategic levers to drive faster revenue growth and improve profitability.   We are prepared to navigate evolving tariff policies and any demand uncertainties, staying in close contact with our customers to assure them of reliable supply and making adjustments to our spending as necessary,” said Joel Smejkal, president and CEO. “The investments we have made in capacity over the past two years better position Vishay for a market upturn and support our decision to guide for a sequential revenue increase of 6%.”

2Q 2025 Outlook
For the second quarter of 2025, management expects revenues in the range of $760 million +/- $20 million and a gross profit margin in the range of 19.0% +/- 50 basis points, including the negative impact of approximately 175 to 200 basis points from the addition of Newport. Second quarter guidance includes the anticipated effect of tariffs.

Conference Call
A conference call to discuss Vishay’s first quarter financial results is scheduled for Wednesday, May 7, 2025 at 9:00 a.m. ET. To participate in the live conference call, please pre-register at https://register.vevent.com/register/BI5b9245def09d4423aad8a7d7a5526751. Upon registering, you will be emailed a dial-in number, and unique PIN.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call available on the Investor Relations website approximately one hour following the call and will remain available for 30 days.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech®. Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues and margins, capital investment, capacity expansion, stockholder returns, tariff effects, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words and expressions such as “guide,” “will,” “expect,” “indicate,” “anticipate,” “committed” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Development
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	March 29, 2025	December 31, 2024	March 30, 2024

Net revenues	$715,236	$714,716	$746,279
Costs of products sold	579,682	572,584	575,872
Gross profit	135,554	142,132	170,407
Gross margin	19.0%	19.9%	22.8%

Selling, general, and administrative expenses	134,739	132,330	127,736
Impairment of goodwill	-	66,487	-
Operating income (loss)	815	(56,685)	42,671
Operating margin	0.1%	-7.9%	5.7%

Other income (expense):
Interest expense	(8,790)	(7,731)	(6,496)
Other	3,747	5,563	8,087
Total other income (expense) - net	(5,043)	(2,168)	1,591

Income (loss) before taxes	(4,228)	(58,853)	44,262

Income tax expense (benefit)	(136)	7,232	12,819

Net earnings (loss)	(4,092)	(66,085)	31,443

Less: net earnings attributable to noncontrolling interests	-	223	519

Net earnings (loss) attributable to Vishay stockholders	$(4,092)	$(66,308)	$30,924

Basic earnings (loss) per share attributable to Vishay stockholders	$(0.03)	$(0.49)	$0.22

Diluted earnings (loss) per share attributable to Vishay stockholders	$(0.03)	$(0.49)	$0.22

Weighted average shares outstanding - basic	135,799	136,050	137,726

Weighted average shares outstanding - diluted	135,799	136,050	138,476

Cash dividends per share	$0.10	$0.10	$0.10

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(Unaudited - In thousands)

	March 29, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$609,402	$590,286
Short-term investments	10,197	16,130
Accounts receivable, net	427,634	401,901
Inventories:
Finished goods	177,202	175,176
Work in process	314,752	296,393
Raw materials	220,484	217,812
Total inventories	712,438	689,381

Prepaid expenses and other current assets	215,891	217,809
Total current assets	1,975,562	1,915,507

Property and equipment, at cost:
Land	84,827	84,124
Buildings and improvements	784,132	766,058
Machinery and equipment	3,336,823	3,259,213
Construction in progress	377,095	367,564
Allowance for depreciation	(3,008,308)	(2,931,221)
	1,574,569	1,545,738

Right of use assets	117,445	117,953
Deferred income taxes	162,126	159,769
Goodwill	179,388	179,005
Other intangible assets, net	85,962	87,223
Other assets	105,190	105,501
Total assets	$4,200,242	$4,110,696

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(Unaudited - In thousands)

	March 29, 2025	December 31, 2024

Liabilities and equity
Current liabilities:
Trade accounts payable	$211,378	$216,313
Payroll and related expenses	153,201	137,101
Lease liabilities	26,179	25,901
Other accrued expenses	262,649	264,471
Income taxes	51,994	64,562
Total current liabilities	705,401	708,348

Long-term debt less current portion	988,235	905,019
Deferred income taxes	99,777	96,363
Long-term lease liabilities	93,150	94,218
Other liabilities	103,968	104,086
Accrued pension and other postretirement costs	177,579	173,700
Total liabilities	2,168,110	2,081,734

Equity:
Common stock	13,411	13,361
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,308,366	1,306,245
Retained earnings	937,833	955,500
Treasury stock (at cost)	(224,600)	(212,062)
Accumulated other comprehensive income (loss)	(4,088)	(35,292)
Total equity	2,032,132	2,028,962
Total liabilities and equity	$4,200,242	$4,110,696

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Three fiscal months ended
	March 29, 2025	March 30, 2024

Operating activities
Net earnings (loss)	$(4,092)	$31,443
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	53,773	49,527
(Gain) loss on disposal of property and equipment	189	(625)
Inventory write-offs for obsolescence	9,030	8,179
Stock compensation expense	6,051	5,344
Deferred income taxes	1,573	4,376
Other	(1,380)	426
Changes in operating assets and liabilities, net of effects of business acquired	(49,046)	(18,459)
Net cash provided by operating activities	16,098	80,211

Investing activities
Capital expenditures	(61,569)	(53,084)
Proceeds from sale of property and equipment	279	751
Purchase of businesses, net of cash acquired	-	(168,616)
Purchase of short-term investments	(21,899)	(19,232)
Maturity of short-term investments	27,832	17,611
Other investing activities	(661)	(1,219)
Net cash used in investing activities	(56,018)	(223,789)

Financing activities
Net proceeds on revolving credit facility	82,000	-
Dividends paid to common stockholders	(12,352)	(12,542)
Dividends paid to Class B common stockholders	(1,210)	(1,210)
Repurchase of common stock held in treasury	(12,538)	(12,538)
Cash withholding taxes paid when shares withheld for vested equity awards	(3,893)	(4,053)
Net cash provided by (used in) financing activities	52,007	(30,343)
Effect of exchange rate changes on cash and cash equivalents	7,029	(2,257)

Net increase (decrease) in cash and cash equivalents	19,116	(176,178)

Cash and cash equivalents at beginning of period	590,286	972,719
Cash and cash equivalents at end of period	$609,402	$796,541

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended
	March 29, 2025	December 31, 2024	March 30, 2024

GAAP net earnings (loss) attributable to Vishay stockholders	$(4,092)	$(66,308)	$30,924

Reconciling items affecting operating income:
Impairment of goodwill	$-	$66,487	$-

Adjusted net earnings (loss)	$(4,092)	$179	$30,924

Adjusted weighted average diluted shares outstanding	135,799	136,883	138,476

Adjusted earnings (loss) per diluted share	$(0.03)	$0.00	$0.22

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended
	March 29, 2025	December 31, 2024	March 30, 2024
Net cash provided by operating activities	$16,098	$67,656	$80,211
Proceeds from sale of property and equipment	279	1,618	751
Less: Capital expenditures	(61,569)	(144,904)	(53,084)
Free cash	$(45,192)	$(75,630)	$27,878

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended
	March 29, 2025	December 31, 2024	March 30, 2024

GAAP net earnings (loss) attributable to Vishay stockholders	$(4,092)	$(66,308)	$30,924
Net earnings attributable to noncontrolling interests	-	223	519
Net earnings (loss)	$(4,092)	$(66,085)	$31,443

Interest expense	$8,790	$7,731	$6,496
Interest income	(3,877)	(4,533)	(9,053)
Income taxes	(136)	7,232	12,819
Depreciation and amortization	53,773	55,373	49,527
EBITDA	$54,458	$(282)	$91,232

Reconciling items
Impairment of goodwill	$-	$66,487	$-

Adjusted EBITDA	$54,458	$66,205	$91,232

Adjusted EBITDA margin**	7.6%	9.3%	12.2%

** Adjusted EBITDA as a percentage of net revenues